Exhibit 99.1

INAMED Reports Strong Financial Results with Double Digit Sales and Earnings Growth for Third Quarter 2004

    SANTA BARBARA, Calif.--(BUSINESS WIRE)--Oct. 27, 2004--INAMED
Corporation (Nasdaq:IMDC):

    -- Diluted GAAP earnings per share were $0.47, up 34% over the third quarter 2003.

    -- Sales increased 12% to $90.0 million, up from $80.1 million in the third quarter 2003.

    --  Gross profit margin was 75%.

    --  Hylaform(R) Plus approved by FDA on October 13, 2004.

    INAMED Corporation (Nasdaq:IMDC), a global health care company, announced today its financial results for the third quarter ended September 30, 2004.
    "We are pleased to report strong operating performance led by double digit sales growth that reflects the breadth and diversity of our global businesses," said Nick Teti, Chairman, President and Chief Executive Officer. "We will continue to seek ways to expand each of our businesses and we are excited about our product development program. We have significant products either already under review with the FDA, about to be filed or in Phase 3 clinical studies."
    Teti added, "The recent approval of Hylaform Plus, the first and only large particle size hyaluronic acid-based dermal filler in the U.S., is the latest example of our ability to bring a competitive product from pipeline to market."
    Sales for the third quarter 2004 increased by 12% to $90.0 million, up from $80.1 million for the third quarter 2003. Diluted GAAP earnings per share were $0.47, an increase of 34% from the third quarter 2003.

    --  Gross Profit Margin

    The gross profit margin in the third quarter 2004 was 75%, up from 72% in the third quarter 2003.

    --  Selling, General and Administrative

    For the third quarter 2004, selling, general and administrative expenses were $38.8 million or 43% of sales, compared to $33.7 million or 42% of sales for the third quarter 2003. The percentage increase in SG&A to sales in the third quarter was primarily due to the previously announced ongoing royalty that the Company is paying to Ethicon Endo-Surgery related to a patent case that settled in the second quarter 2004.

    --  Research and Development

    The Company invested $7.2 million for research and development for the quarter compared to $5.4 million in the third quarter 2003. As previously announced, due primarily to ongoing clinical programs in its facial aesthetics franchise, the Company increased its level of R&D expenses in the third quarter and anticipates increasing R&D spending in the fourth quarter as well.

    --  Net Interest Income

    Net interest income in the third quarter 2004 was $0.1 million compared to net interest expense of $1.6 million in the third quarter 2003. The decrease in net interest expense reflects lower debt levels and a related lower interest rate and increased cash balances.

    --  Foreign Currency Effect

    Foreign exchange favorably impacted sales during the third quarter 2004 by approximately $1.9 million.

    Sales

    INAMED Health -- Obesity Intervention

    Worldwide sales of obesity intervention products in the third quarter 2004 increased 37% over the third quarter 2003 to $22.2 million. Strong U.S. sales of the LAP-BAND(R) System were the primary contributor to these results.

    INAMED Aesthetics -- Breast

    Worldwide breast aesthetics product sales in the third quarter 2004 were up 20% over third quarter 2003 to $49.3 million. The continued strong performance in the Company's breast aesthetics franchise reflects growing acceptance of the expanded Inamed product portfolio in both domestic and international markets.

    INAMED Aesthetics -- Facial

    Worldwide facial aesthetics product sales in the third quarter 2004 were $17.1 million, down by 21% compared to sales in the third quarter 2003. Facial aesthetics sales for the first three quarters ending September 30, 2004, were down 11% compared to the same period in 2003. These declines were primarily due to the adverse impact in the U.S. on sales of collagen-based products resulting from the introduction of a competing hyaluronic acid-based dermal filler.
    Recently, the U.S. Food and Drug Administration (FDA) approved the Company's Hylaform(R) Plus, the first large particle size hyaluronic acid-based gel for mid to deep wrinkle correction. The Company expects that this product will strengthen its existing dermal filler portfolio in the United States.

    Research and Development Pipeline

    Inamed continued to make progress with its R&D pipeline during the third quarter:

    --  Reloxin(R)

    Phase 3 trials for the Company's botulinum toxin Type A product continue to progress. During the quarter, the Company selected the brand name Reloxin for this product.

    --  Juvederm(R)

    The clinical trial for Juvederm, the next generation of hyaluronic acid-based dermal fillers, is underway and patient enrollment is expected to be completed shortly. The data gathered from this pivotal study will be used to support the Company's Premarket Approval Application (PMA), which will include several advanced formulations of the Juvederm product line.

    --  CosmoDerm(R) and CosmoPlast(R)

    The Company commenced the marketing and sales of CosmoDerm and CosmoPlast in Spain and Italy in the third quarter and expects to introduce these products in France in the fourth quarter. Additional approvals are being sought for these products in other international markets.

    --  Silicone Gel-Filled Breast Implants

    In August, Inamed filed an amendment to its PMA for the Company's Silicone Gel-Filled breast implants. The amendment was in response to the January 2004 letter received by the Company from the FDA. Since this filing, the Company has been engaged in active dialogue with the FDA.
    The Company's BioDIMENSIONAL(TM) Cohesive Gel Matrix(TM) clinical development program is in the third year of follow-up in the United States. The Company anticipates submitting the PMA for these important and innovative products during the fourth quarter of 2004.

    Conference Call

    As previously announced, Inamed will host a conference call today to discuss its third quarter 2004 results, guidance on anticipated results for fiscal year 2004, key strategic market developments and ongoing expansion of research and development programs at 5:00 p.m. Eastern Time. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public by going to Inamed's website, www.Inamed.com. The event will be archived and available for replay for seven days following the conference call.

    Note Regarding Use of Non-GAAP Financial Measures

    Certain of the information set forth herein, including diluted non-GAAP earnings per share, may be considered non-GAAP financial measures. Inamed believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of the Company's business and the Company's cash flow, excluding non-recurring items that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

    About INAMED Corporation

    Inamed (Nasdaq:IMDC) is a global healthcare company with over 25 years of experience developing, manufacturing and marketing innovative, high-quality, science-based products. Current products include breast implants for aesthetic augmentation and for reconstructive surgery; a range of dermal products to correct facial wrinkles and facial contours; and minimally invasive devices for obesity intervention, including the LAP-BAND(R) System for morbid obesity. The Company's website is www.Inamed.com.

    Forward-Looking Statements

    This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management's current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Inamed is providing this information as of October 27, 2004, and expressly disclaims any duty to update information contained in this press release.
    Forward-looking statements in this press release include, without limitation, express and implied statements regarding Inamed's anticipated sales, operating results, expenses, cash flows, capital expenditures, research and development, product development and regulatory approval. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Inamed with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: exposure to product liability and intellectual property claims; exposure to liabilities that may not be adequately covered by insurance or for which there is no insurance; potential negative publicity concerning product safety; potential fluctuations in quarterly and annual results; the effect of changing accounting and public reporting rules and regulations; volatility of Inamed's stock price; changes in the economy and consumer spending; competition from existing and/or new products; failure or delay of clinical trials; uncertainty in receiving timely regulatory approval or market acceptance for new products; dependence on a single supplier for each of Inamed's silicone raw materials, bovine and human collagen-based products, hyaluronic acid-based products, and botulinum toxin Type A products; failure to protect Inamed's intellectual property; adverse changes in the regulatory or legislative environment (both in the U.S. and internationally) affecting our business; and failure of some or all of our collaborative partners to perform. The information contained in this press release is a statement of Inamed's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Inamed's assumptions. Inamed may change its intention, belief or expectation at any time and without notice, based upon any changes in such factors, in Inamed's assumptions or otherwise. Inamed undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
    By including any information in this press release, Inamed does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

    Hylaform(R)Plus and Hylaform(R) are registered trademarks of Genzyme Corporation. Juvederm(R) is a registered trademark of Corneal-Industrie S.A.S. Reloxin(R), CosmoDerm(R), CosmoPlast(R), LAP-BAND(R) System, and BioDIMENSIONAL(R) are registered trademarks and Cohesive Gel Matrix(TM) is a trademark of Inamed Corporation. All rights reserved.



                 INAMED CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                             (unaudited)
                  (millions, except per share data)

                                       Three Months     Three Months
                                          Ended            Ended
                                      September 30,    September 30,
                                           2004             2003
                                     ---------------- ----------------
Net sales                                      $90.0            $80.1
Cost of goods sold                              22.6             22.8
                                     ---------------- ----------------
 Gross profit                                   67.4             57.3
                                     ---------------- ----------------
Operating expenses:
 Selling, general and administrative            38.8             33.7
 Research and development                        7.2              5.4
 Amortization of intangible assets               1.3              1.1
                                     ---------------- ----------------
  Total operating expenses                      47.3             40.2
Operating income                                20.1             17.1
Other income/(expense):
 Net interest income/(expense) and
  debt costs                                     0.1             (1.6)
 Foreign currency transaction gains              0.2                -
 Royalty income and other                        1.2              1.0
                                     ---------------- ----------------
  Total other income/(expense), net              1.5             (0.6)
Income before income tax expense                21.6             16.5
Income tax expense                               4.8              4.0
                                     ---------------- ----------------
Net income                                     $16.8            $12.5
                                     ================ ================

Net income per share of common
 stock:
 Basic EPS                                     $0.47            $0.36
 Diluted EPS                                   $0.47            $0.35

Weighted average shares outstanding:
 Basic                                          35.7             34.5
 Diluted                                        36.0             35.2


                 INAMED CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                             (unaudited)
                  (millions, except per share data)

                                       Nine Months      Nine Months
                                          Ended            Ended
                                      September 30,    September 30,
                                          2004              2003
                                     ---------------- ----------------
Net sales                                     $280.6           $241.4
Cost of goods sold                              71.1             68.4
                                     ---------------- ----------------
 Gross profit                                  209.5            173.0
                                     ---------------- ----------------
Operating expenses:
 Selling, general and administrative
  (Note 1)                                     136.8            100.7
 Research and development                       19.1             16.2
 Amortization of intangible assets               3.7              3.0
                                     ---------------- ----------------
  Total operating expenses                     159.6            119.9
Operating income                                49.9             53.1
Other income/(expense):
 Net interest income/(expense) and
  debt costs                                     0.4             (8.5)
 Foreign currency transaction gains                -              0.5
 Royalty income and other                        3.5              3.3
                                     ---------------- ----------------
  Total other income/(expense), net              3.9             (4.7)
Income before income tax expense                53.8             48.4
Income tax expense                               9.6             11.1
                                     ---------------- ----------------
Net income                                     $44.2            $37.3
                                     ================ ================

Net income per share of common
 stock:
 Basic EPS                                     $1.25            $1.10
 Diluted EPS                                   $1.23            $1.08

Weighted average shares outstanding:
 Basic                                          35.5             33.8
 Diluted                                        35.9             34.6

Note 1: Included in selling, general and administrative expenses for the nine months ended September 30, 2004, was a US$17.2 million charge related to the Ethicon settlement payment and related second quarter litigation costs and expenses.


                 INAMED CORPORATION AND SUBSIDIARIES
                        SALES BY PRODUCT LINE
                             (unaudited)
                              (millions)

                            Three Months       Three Months
                               Ended              Ended        Growth
                         September 30, 2004 September 30, 2003  Rates
                         ------------------ ------------------ -------
Sales by product line
 Breast aesthetics                   $49.3              $41.1     20 %
 Facial aesthetics                    17.1               21.6    (21)%
 Health                               22.2               16.2     37 %
 Other(a)                              1.4                1.2     17 %
                         ------------------ ------------------ -------
       Total                         $90.0              $80.1     12 %
                         ================== ================== =======

-------
(a) Other includes ongoing sales to other medical manufacturers
    (principally sales of Contigen(R)).


                 INAMED CORPORATION AND SUBSIDIARIES
                        SALES BY PRODUCT LINE
                             (unaudited)
                              (millions)

                            Nine Months        Nine Months
                               Ended              Ended        Growth
                         September 30, 2004 September 30, 2003  Rates
                         ------------------ ------------------ -------
Sales by product line
 Breast aesthetics                  $159.5             $131.0     22 %
 Facial aesthetics                    55.0               61.6    (11)%
 Health                               62.6               45.3     38 %
 Other(a)                              3.5                3.5       -
                         ------------------ ------------------ -------
       Total                        $280.6             $241.4     16 %
                         ================== ================== =======

-------
(a) Other includes ongoing sales to other medical manufacturers
    (principally sales of Contigen(R)).


                 INAMED CORPORATION AND SUBSIDIARIES
              NON GAAP EARNINGS PER SHARE RECONCILIATION
                             (unaudited)
                  (millions, except per share data)

                                                   Nine Months
                                                      Ended
                                               September 30, 2004
                                           ---------------------------
Earnings for per share calculations
 GAAP Net income                                                $44.2

 Ethicon settlement charge and related Q2
   expenses (included in selling, general
        and administrative expenses)                             17.2
     Tax effect                                                  (6.9)

                                           ---------------------------
 Non GAAP Net income                                            $54.5
                                           ===========================

Earnings per share
 GAAP Diluted EPS                                               $1.23
 Ethicon settlement charge and related Q2
  expenses, net of tax                                           0.29

                                           ---------------------------
 Non GAAP Diluted EPS                                           $1.52
                                           ===========================

NOTE: Tax effect of settlement was computed at 40%.


                 INAMED CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (unaudited)
                            (in millions)

                                      September 30,     December 31,
                                          2004              2003
                                     ---------------   ---------------
Assets
------
 Current assets:
      Cash and cash equivalents               $93.6             $80.5
      Short-term investments                   14.7                 -
      Trade accounts receivable, net
       of allowances of $20.1
       and $19.7 in 2004 and 2003,
       respectively                            62.3              63.7
      Inventories                              55.5              47.0
      Prepaid expenses and other
       current assets                          20.4              20.9
                                     ---------------   ---------------
       Total current assets                   246.5             212.1

 Property and equipment, net                   59.2              51.2
 Other assets                                 237.2             237.7

                                     ---------------   ---------------
       Total Assets                          $542.9            $501.0
                                     ===============   ===============

Liabilities and Stockholders' Equity
------------------------------------
 Current liabilities                          $81.2             $80.2
 Non-current liabilities                       49.5              69.3
 Stockholders' equity                         412.2             351.5

                                     ---------------   ---------------
       Total Liabilities and
        Stockholders' Equity                 $542.9            $501.0
                                     ===============   ===============


    CONTACT: INAMED Corporation
             Charlie Huiner, 805-692-5425 (Investors)
             Dan Cohen, 202-638-4179 (Media)